CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into the Company's previously filed Registration Statement on Form S-8 File Nos. 33-80389, 33-80391, and 33-80409.




/s/ARTHUR ANDERSEN LLP

Salt Lake City, Utah
June 27, 2000